As filed with the Securities and Exchange Commission on September 29, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         BAYPORT RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                   59-1827599
                      (I.R.S. employer identification no.)

        4000 HOLLYWOOD BOULEVARD, HOLLYWOOD, FLORIDA        33021
        (Address of principal executive offices)          (Zip code)

                             1985 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 David J. Connor
                             Chief Executive Officer
                         Bayport Restaurant Group, Inc.
                            4000 Hollywood Boulevard
                            Hollywood, Florida 33021
                     (Name and address of agent for service)

                                 (305) 967-6700
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Philip B. Schwartz, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                              One Brickell Square
                              801 Brickell Avenue
                              Miami, Florida 33131
                            Telephone: (304) 374-5600


 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

(CALCULATION OF REGISTRATION FEE IS ON THE NEXT PAGE)

                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO         AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING            AMOUNT OF
      BE REGISTERED               REGISTERED               SHARE(1)                    PRICE              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,                       80,000                   $4.625                  $370,000                  $128
$.001 par value                     shares
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low bid prices of the Company's Common Stock on September 26, 1995.

                                      (ii)

                         BAYPORT RESTAURANT GROUP, INC.

                                 1985 STOCK PLAN


                     INCORPORATION OF DOCUMENTS BY REFERENCE


        The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 26, 1994.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 26, 1994.

        (c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's By-laws, as amended, contain a provision that would limit the scope of personal liability of directors for monetary damages for breach of certain duties. The provision is consistent with Section 607.0831 of the Florida Business Corporations Act which, among other reasons, is designed to encourage qualified individuals to serve as directors of Florida corporations by permitting a Florida corporation to limit director's liability for monetary damages for breach of duty of care.

        The indemnification provision in the Registrant's By-laws, as amended, is intended to protect the Registrant's directors against personal liability for breaches of their duty of care in certain circumstances. The provisions of the By-laws would absolve directors of liability for negligence in the performance of their duties, excluding gross negligence, breach of duty of loyalty to the corporation and shareholders and violations of Section 607.0831 of the Florida Business Corporations Act. Section 607.0831 provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Further, the provision in the Registrant's By-laws would not limit or eliminate liability of directors arising in connection with causes of action brought under federal securities laws.

                                    EXHIBITS

       5 Opinion of Akerman, Senterfitt & Eidson, P.A. as to the legality of the securities being offered hereunder.

      23.1 Consent of Grant Thornton LLP, independent certified public accountants.

      23.2 Consent of Akerman, Senterfitt & Eidson, P.A. (included in the opinion filed as Exhibit 5 to the Registration Statement).

      99.1 1985 Stock Option Plan (incorporated by reference from Exhibit A to the Company's Definitive Proxy Statement dated March 1,
                1985).


                                  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information in the Registration Statement.

        (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, Florida on the 31st day of August, 1995.


                                 BAYPORT RESTAURANT GROUP, INC.

                                 By: /S/ DAVID J. CONNOR
                                     ------------------------------------
                                     David J. Connor, Chairman and
                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                              TITLE                                  DATE
         ---------                                              -----                                  ----
/S/DAVID J. CONNOR                                          Chairman and                            August 31, 1995
----------------------------------------               Chief Executive Officer
     David J. Connor


/S/WILLIAM D. KORENBAUM                           President and Chief Operating and                 August 31, 1995
----------------------------------------           Financial Officer and Director
     William D. Korenbaum


/S/DAVID KIRNCIC                               Controller and Chief Accounting Officer              August 31, 1995
----------------------------------------
     David Kirincic


/S/ARTHUR H. KAPLAN                                           Director                              August 31, 1995
----------------------------------------
     Arthur H. Kaplan


/S/ALBERT A. CLAPPS                                           Director                              August 31, 1995
----------------------------------------
     Albert A. Clapps


/S/ALOYSIUS D. ROSSI                                          Director                              August 31, 1995
----------------------------------------
     Aloysius D. Rossi


/S/MARTIN RUDOLPH                                             Director                              August 31, 1995
----------------------------------------
     Martin Rudolph


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


         SIGNATURE                                              TITLE                                  DATE
         ---------                                              -----                                  ----
/S/ROBERT STETSON                                             Director                              August 31, 1995
----------------------------------------
     Robert Stetson


/S/THOMAS R. HITCHNER                                         Director                              August 31, 1995
----------------------------------------
     Thomas R. Hitchner


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